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Exhibit 10.2


                               SECURITY AGREEMENT



         This Security Agreement is made this 1st day of January, 2009, by BLACKWATER MIDSTREAM CORP. (hereinafter referred to as "Grantor") in favor of TER MAST BEHEER UTRECHT B.V. ("Secured Party"). Grantor's organizational identification number is C7459-2004. Grantor's principal residence or chief executive office is located at 660 LaBauve Drive, Westwego, Louisiana 70051.

         To secure payment of all obligations and liabilities of Grantor to Secured Party, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys' fees, expenses of collection and costs, and further including, without limitation, obligations to Secured Party on promissory notes, checks, loan agreements, security documents, endorsements, continuing guaranties and this Security Agreement (collectively, the "Obligations"), Grantor pledges, pawns and delivers to Secured Party, and grants to Secured Party a continuing security interest in, and a right of set-off and compensation against the following described property:

         I. Grantor's right, title and interest (the "LLC Interest") in that certain limited liability company (the "LLC") known as BLACKWATER NEW ORLEANS, L.L.C., created by Articles of Organization dated September 9, 2008, and filed on September 9, 2008, in the Office of the Secretary of State of the State of Louisiana, including, but not necessarily limited to, all distributions, rents, fruits, profits, revenues, and other interests, however produced or derived from Grantor's LLC Interest whether in the event of the sale, lease, improvement, operation, and/or disposal of any and all property which the LLC presently owns, or otherwise;

together with all property added to or substituted for any of the foregoing, and all interest, dividends, income, fruits, returns, accessions, profits, corporate distributions (including, without limitation, stock splits and stock dividends), products and proceeds of any of the foregoing (collectively, "Collateral"). The term "proceeds" shall have the meaning provided in the Louisiana Commercial Laws, LSA-R.S. ss.10:1-101, ET. SEQ.

         Grantor warrants with respect to the Collateral that, except as otherwise specifically provided herein (a) Grantor is the owner of 100% of the membership interests in the LLC; (b) the Collateral is not subject to any prior assignment, claim, lien or security interest; and (c) Grantor will not make any assignment of the Collateral or create any further security therein, nor permit Grantor's right in the Collateral to be reached by attachment, levy, garnishment or other judicial process, without first negotiating with Secured Party, in good faith, to provide Secured Party with a first priority security interest on membership interests in the LLC with an appraised value of 150% of the then-outstanding principal amount of the Obligations.

         Secured Party hereby acknowledges that, contemporaneously herewith, Grantor has granted security interests in the Collateral to No Logo Air, Inc. and to Isaac Suder, and that for all times that Secured Party, No Logo Air, Inc. and Isaac Suder, or any two of them or their successors-in-interest, continue to hold a security interest in the Collateral, the ranking of their respective security interests shall be governed by the terms of an Intercreditor Agreement entered into on even date herewith.

         All Collateral shall remain subject to this Security Agreement until all of the Obligations have been paid and the Collateral has been returned by Secured Party to the possession of Grantor. Secured Party may renew any and all renewable items included in the Collateral. All interest, dividends, income, fruits, returns, accessions, profits, corporate distributions (including, without limitation, stock splits and stock dividends), and proceeds with respect to the Collateral shall be delivered by Grantor upon receipt to Secured Party in negotiable form, as applicable. Grantor shall execute any endorsements, assignments and financing statements with respect to the Collateral, in form and substance satisfactory to Secured Party, that Secured Party may request. Grantor represents and warrants that, except as specifically provided herein, (a) Secured Party shall at all times have a perfected first priority security interest in the Collateral free of all other security interests, liens and claims, and (b) the description and identification of the Collateral and

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Grantor's name, organizational identification number, and principal residence or chief executive office are correctly stated herein. Grantor shall prevent the accrual of prescription or statute of limitations with respect to the Collateral no later than sixty (60) days prior to the date on which enforcement would be barred, and shall execute any additional documents reasonably required to perfect the security interest of Secured Party in the Collateral. Secured Party is not obligated to take any of the foregoing actions or to preserve Grantor's rights with respect to the Collateral including, without limitation, rights against prior parties and shall not be liable in any manner with respect to the Collateral. Any responsibility of Secured Party with respect to the Collateral, whether arising contractually or as a matter of law, is hereby expressly waived.

         If Grantor defaults in the timely payment or performance of any of the Obligations, or if any warranty or representation of Grantor to Secured Party should be untrue at any time, then, at the option of Secured Party, the Obligations shall be immediately due and payable in full without notice or demand, and Secured Party may sell, assign, transfer and effectively deliver all or any part of the Collateral at public or private sale, without recourse to judicial proceedings and without demand, appraisement or advertisement, all of which are hereby expressly waived by Grantor to the fullest extent permitted by law. For purposes of executory process, Grantor acknowledges the indebtedness owed under the Obligations, confesses judgment in favor of Secured Party for the full amount of the Obligations, and agrees to enforcement by executory process. Grantor waives (a) the benefit of appraisal provided in Art. 2723 of the Louisiana Code of Civil Procedure and (b) the demand and three (3) days delay provided by Articles 2639 and 2721, Louisiana Code of Civil Procedure. Grantor grants to Secured Party an irrevocable mandate and power of attorney (coupled with an interest) to exercise, before or after default by Grantor of any of the Obligations, at Secured Party's sole discretionary option and without any obligation to do so, all rights that Grantor has with respect to the Collateral, including, without limitation, the right to exercise all rights of inspection, deriving from Grantor's ownership of or other interest in the Collateral. If the proceeds from the sale or enforcement of the Collateral are insufficient to satisfy all of the Obligations in full, all parties obligated thereon shall remain fully obligated for any deficiency. The rights and remedies of Secured Party hereunder are cumulative, may be exercised singly or concurrently, and are in addition to any rights and remedies of Secured Party under applicable law.

         Without releasing or affecting any of its rights, Secured Party may, one or more times, in his sole discretion, without notice to or the consent of Grantor, take any one or more of the following actions: (a) release, renew or modify the obligations of Grantor or any other party; (b) release, exchange, modify, or surrender in whole or in part Secured Party's rights with respect to any Collateral for the Obligations; (c) modify or alter the term, interest rate or due date of any payment of any of the Obligations; (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Grantor; (e) change his manner of doing business with Grantor or any other party; or (f) impute payments or proceeds of any Collateral furnished for any of the Obligations, in whole or in part, to any of the Obligations, or retain the payments or proceeds as Collateral for the Obligations without applying same toward payment of the Obligations, and Grantor hereby expressly waives any defenses arising from any such actions. The obligations of Grantor hereunder shall bind and obligate Grantor's successors and assigns. Secured Party may assign and transfer the Collateral to an assignee of any of the Obligations, whereupon such transferee shall become vested with all powers and rights granted to Secured Party under this Security Agreement. If any provision of this Security Agreement shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Security Agreement shall remain in full force and effect. This Security Agreement shall be governed by the internal laws of the State of Louisiana.

                                         GRANTOR:

                                         BLACKWATER MIDSTREAM CORP.


Dated: January 20, 2009                 By:  /s/ Michael J. Suder
       ----------------                      ---------------------------
                                             Michael J. Suder, President

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                                         SECURED PARTY:



                                         TER MAST BEHEER UTRECHT B.V.


                                        By: /s/ Mathijs van Houweninge
                                            -----------------------------------

                                            Print Name: Mathijs van Houweninge

                                            Title: